Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Natural Gas Services Group, Inc.
Midland, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-196578, 333-147311, 333-110954, 333-160068, 333-160063 and 333-153874) and Form S-3 (No. 333-184672) of Natural Gas Services Group, Inc. of our reports dated March 13, 2015, relating to the financial statements and the effectiveness of Natural Gas Services Group, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
March 13, 2015